Exhibit 10.46

3rd AMENDMENT to CORREX SERVICES AGREEMENT

BY and BETWEEN TRX EUROPE LTD. and

HOGG ROBINSON PLC

This amendment (the “3rd Amendment”), effective as of this 28th day of November, 2011 (“3rd Amendment Effective Date”), shall serve to amend the CORREX Services Agreement between TRX Europe Ltd. (“TRX”) and Hogg Robinson Plc. (“User”) dated 1 April 2006, as amended 1 January 2009 and 19 May 2011, (the “Agreement”).

WITNESSETH

WHEREAS, TRX and User entered into that certain Agreement, pursuant to which TRX agreed to provide certain CORREX Services to (amongst others) User and Affiliates; and

WHEREAS, TRX and User desire to further amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, TRX and User hereby amend the Agreement as follows:

1.	Section 7.2 of the Agreement is hereby deleted and replaced with the following:

“Beginning upon January 1, 2013, TRX may, annually, in its reasonable discretion and upon reasonable notice to User (which shall in no event be less than forty-five (45) days prior to such increase), increase the fees by the percentage increase in the Retail Prices Index (for all items excluding mortgage interest payments) (RPIX), as reported by the U.K. Office of National Statistics for the twelve (12) months preceding the notice by TRX of such increase in fees.”

2.	Section 10.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The initial term of the Agreement shall begin upon the Effective Date and end as of January 1, 2014 (“Initial Term”). The Agreement shall automatically renew for a subsequent two-year term (the “Renewal Term”, and the Initial Term and any Renewal Term being collectively the “Term”) unless either party provides written notice of non-renewal at least sixty (60) days prior to the end of the Initial Term, without prejudice to TRX’s obligations pursuant to Section 10.4 below. The parties agree to review User’s transaction volume, market forces and other relevant factors to mutually agree upon pricing for the Renewal Term at least one hundred eighty (180) days prior to the end of the Initial Term. In the event the parties are unable to agree, either party may terminate the Agreement effective nine (9) months after the end of the Initial Term by providing the other with written notice at least sixty (60) days prior to the end of the Initial Term.”

3.	Beginning upon January 1, 2013, Exhibit B of the Agreement is amended by replacing the * row in the table with the following:

“CORREX Service Bureau Fees	Amount

*	*

* CONFIDENTIAL TREATMENT REQUESTED

4.	Beginning upon January 1, 2013, Exhibit B, under the section heading *, sub-section (e) of the Agreement is hereby amended to reflect the following:

*

5.	Beginning upon January 1, 2013, Exhibit B, under the section heading *, subsection (6) of the Agreement is hereby amended to reflect the following:

*            *

Except as heretofore and herein specifically amended, the Agreement shall remain and continue in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered in this 3rd Amendment as of the 3rd Amendment Effective Date.

TRX EUROPE, LTD.		HOGG ROBINSON PLC

Signed:	/s/ David D. Cathcart	Signed:	/s/ W. Brindle

Name:	David D. Cathcart	Name:	W. Brindle

Title:	Director	Title:	Group Distribution & Technology Director

Date:	28 November 2011	Date:	25 Nov 11

* CONFIDENTIAL TREATMENT REQUESTED